                                                                       EXHIBIT 1

                              5,511,076 Shares/1/

                               ACXIOM CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT



                             ______________ , 1999



ABN AMRO Incorporated
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Salomon Smith Barney Inc.
William Blair & Company, L.L.C.
PaineWebber Incorporated
Robert W. Baird & Co. Incorporated
Stephens Inc.
As Representatives of the
 several Underwriters named
 in Schedule I hereto
c/o ABN AMRO Incorporated
208 South LaSalle Street
Chicago, Illinois  60604

Ladies and Gentlemen:

     Pursuant to the terms of this Underwriting Agreement (this "Agreement"), Acxiom Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions set forth herein, to sell an aggregate of 1,500,000 shares of Common Stock, par value $0.10 per share (the "Common Stock"), of the Company to the several underwriters named in Schedule I hereto (collectively, the "Underwriters") and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions set forth herein, to sell to the Underwriters an aggregate of 4,011,076 shares of Common Stock. The Company has agreed to sell the several Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 800,000 shares of Common Stock. The aggregate of 5,511,076 shares to be sold by the Company and the Selling Stockholders are herein called the "Firm Shares" and the 800,000 additional shares to be sold by the Company are herein called the "Additional Shares." The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." ABN AMRO Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., William Blair & Company, L.L.C., PaineWebber Incorporated, Robert W. Baird & Co. Incorporated, and Stephens Inc. are acting individually and as

----------------
/1/ Plus an option to purchase up to 800,000 Additional Shares to cover over-
    allotments
representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

     Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, the Selling Stockholders and the Representatives shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholders and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company and the Selling Stockholders are advised by the Representatives that the Underwriters have agreed to make a public offering of their respective portions of the Shares as soon after the Registration Statement (as defined in Section 1(a)(i) below) has become effective and the Pricing Agreement has been executed as in the judgment of the Representatives is advisable and to first offer the Shares upon the terms set forth in the Prospectus (as defined in Section 1(a)(i) below).

     The Company, the Selling Stockholders, the Representatives and the other Underwriters hereby agree to the following matters with respect to the purchase and sale of the Shares:

     Section 1. Representations and Warranties of the Company and the Selling Stockholders.

          (a) The Company represents and warrants to each Underwriter that:

          (i) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (File No. 333-______), including a preliminary prospectus, relating to the Shares and certain amendments thereto. The Company will next file with the Commission one of the following: (A) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (B) a final prospectus in accordance with Rules 430A and 424(b) under the Act or (C) a term sheet (the "Term Sheet") as described in and in accordance with Rules 434 and 424(b) under the Act. As filed, the final prospectus, if one is used, or the Term Sheet and the latest Preliminary Prospectus, if a final prospectus is not used, shall include all Rule 430A Information (as defined below). There have been or will promptly be delivered to you three signed copies of such registration statement and amendments, together with three copies of all documents incorporated by reference therein, three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus or Term Sheet, if a Term Sheet is used, for each of the Underwriters. The term "Registration

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

     Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A and, if a Term Sheet is used, shall also include all information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 434; provided, further, that if the Company files a registration statement under the Act to register a portion of the Shares and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 333-_______) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The term "Preliminary Prospectus" as used in this Agreement shall mean any preliminary prospectus relating to the Shares filed with the Commission under the Act and the rules and regulations thereunder, including any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean: (X) the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) under the Act; (Y) if a Term Sheet is not used and no filing pursuant to Rule 424(b) under the Act is required, the form of final prospectus included in the Registration Statement at the time the Registration Statement becomes effective; or (Z) if a Term Sheet is used in lieu of a prospectus, the Term Sheet in the form in which it is first filed with the Commission pursuant to Rule 424(b) under the Act, together with the latest Preliminary Prospectus included in the Registration Statement at the time it becomes effective (such Term Sheet and Preliminary Prospectus are sometimes collectively referred to herein as the "Rule 434 Prospectus"). The term "Rule 430A Information" as used in this Agreement shall mean information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A under the Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act." Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Act ("Incorporated Documents"), as of the date of such Preliminary Prospectus or Prospectus, as the case may be. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus complied in all material respects when so filed with the requirements of the Act (except to the extent that, in conformity with the Act, such Preliminary Prospectus is subject to completion).

          (iii) The Registration Statement in the form in which it becomes effective and also in such form as it may be when the Pricing Agreement is executed or any post-effective amendment to the Registration Statement shall become effective, and the Prospectus when and in the form last filed with the Commission as part of the Registration Statement prior to effectiveness or, if applicable, first filed pursuant to Rule 424(b) under the Act, and when any supplement or amendment thereto is filed with the Commission, each will comply in all material respects with the requirements of the Act, will not at any such time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. This representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives specifically for use in the Registration Statement.

          (iv) There is no contract or other document of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          (v) The accountants, including KPMG LLP and PricewaterhouseCoopers LLP, who have expressed their opinions with respect to certain of the financial statements of the Company or any of its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Act.

          (vi) The consolidated financial statements, together with the notes thereto, of the Company included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the Act and present fairly the consolidated financial position of the Company as of the dates indicated, and the consolidated results of operations, cash flows and changes in financial position of the Company for the periods specified. The consolidated financial statements, together with the notes thereto, of May & Speh, Inc. ("May & Speh") included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the Act and present fairly the consolidated financial position of May & Speh as of the dates indicated, and the consolidated results of operations, cash flows and changes in financial position of May & Speh for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved except to the extent disclosed therein.

          (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full

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     corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. The Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except in any such case in which the failure to so qualify or be in good standing would not have a material adverse effect upon the business of the Company and its subsidiaries, taken as a whole; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (viii) The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999. Each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. Each of the Company's subsidiaries is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except in any such case in which the failure to so qualify or be in good standing would not have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole. Each of the Company's subsidiaries has all authorizations, approvals, orders, certificates and permits of and from all state, federal and other regulatory officials and bodies necessary to own its properties and to conduct its business as described in the Registration Statement and Prospectus, except where the failure to have any such authorization, approval, order, certificate or permit would not have a material adverse effect on the business affairs, business prospects, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Except for the capital stock of the subsidiaries and except as otherwise described in the Prospectus, the Company does not own any capital stock of, or other securities evidencing a material equity interest in, any corporation, partnership or other entity. All of the issued and outstanding shares of capital stock of the Company's subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and except as described in the Prospectus, are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature. Except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Company's subsidiaries.

          (ix) The Company has an authorized and outstanding capitalization as set forth in the Prospectus and the Shares conform to the description thereof contained in the Prospectus. Except as described in the Prospectus, all of the issued and outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholders to the Underwriters) have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive or other similar rights. At Closing, all of the issued and

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

     outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholders to the Underwriters) will have been duly authorized and validly issued and will be fully paid and non-assessable and, except as described in the Prospectus, free of preemptive or other similar rights. There are no options, agreements, contracts or other rights in existence to acquire from the Company any shares of Common Stock, except as set forth in the Prospectus.

          (x) The Shares to be sold by the Company pursuant to this Agreement and the Pricing Agreement have been duly authorized and, when issued and paid for in accordance with this Agreement and the Pricing Agreement, will be validly issued, fully paid and non-assessable; the holders of the Shares will not be subject to personal liability by reason of being such holders; except as disclosed in the Prospectus, there are no holders of securities of the Company having rights, contractual or otherwise, to registration thereof or preemptive rights to purchase Common Stock; all corporate actions required to be taken for the authorization, issue and sale of the Shares have been validly and sufficiently taken; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid and marketable title thereto, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

          (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or contemplated therein, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (B) any material transaction entered into, or any material liability or obligation incurred, by the Company or its subsidiaries other than in the ordinary course of business, (C) any change in the capital stock (other than as a result of certain issuances of Common Stock by the Company in connection with the Company's employee benefit plans), or material increase in the short-term debt or long-term debt of the Company or its subsidiaries, or (D) any dividend or distribution of any kind declared, paid or made by the Company or its subsidiaries on its capital stock.

          (xii) The Company and each of its subsidiaries have good and marketable title to all properties and assets reflected as owned in the financial statements hereinabove described or described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions of any kind, except such as are referred to in such financial statements or the Prospectus or which are not material to the business of the Company and its subsidiaries, taken as a whole; all of the leases and subleases material to the business of the Company and its subsidiaries, taken as a whole or under which the Company or its subsidiaries holds properties are in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort which has been asserted by anyone adverse to the rights of the Company or any subsidiary as owner or as lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xiii) Neither the Company nor any of its subsidiaries is in default in the observance of any provision of its Certificate of Incorporation or by-laws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound, the effect of which could be materially adverse to the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and its subsidiaries, taken as a whole.

          (xiv) The execution and delivery of this Agreement and the Pricing Agreement, the issuance and delivery of the Shares, the consummation of the transactions contemplated herein and in the Registration Statement and compliance with the terms of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not result in any violation of the Certificate of Incorporation or by-laws of the Company or any of its subsidiaries, and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, encumbrance or restriction of any kind upon any property or assets of the Company or any of its subsidiaries under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries, or any of their respective properties, is bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties. No approval, authorization or consent of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries is required in connection with the execution of this Agreement, the Pricing Agreement or the sale of the Shares to the Underwriters, except such as may be required under the Act, state securities or Blue Sky laws or from the clearance of the offering with the National Association of Securities Dealers, Inc. (the "NASD").

          (xv) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, or any arbitrator or arbitration panel, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which could result in any material adverse change to the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and its subsidiaries, taken as whole; and there is no decree, judgment or order of any kind in existence against or restraining the Company or any of its subsidiaries, or any of their respective officers, employees or directors, from taking any actions of any kind in connection with the business of the Company or any such subsidiary.

          (xvi) The Company and each of its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their properties and to carry on their businesses as presently conducted, and neither the Company nor any such subsidiary has received any notice of proceedings related to revocation or modification of any such licenses, permits, consents, orders, approvals or authorizations which singly or in the aggregate, if the subject of an unfavorable ruling or finding, would be materially adverse to the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and its subsidiaries, taken as a whole.

          (xvii) The conduct of the business of the Company and each of its subsidiaries is in compliance with all applicable federal, state and local laws and regulations that regulate or are concerned in any way with the business of the Company or such subsidiaries, where the effect of the failure to comply would be materially adverse to the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and its subsidiaries, taken as a whole.

          (xviii) The Company together with its subsidiaries owns or possesses, or can acquire on reasonable terms, all right, title and interest in or to, or has duly licensed from third parties, all patents, trademarks, service marks, copyrights, trade names, trade secrets and other proprietary rights ("Trade Rights") necessary to conduct the business now or proposed to be conducted by it, and neither the Company nor any of its subsidiaries has received any notice of, and has no knowledge of, infringement of or conflict with asserted rights of others with respect to any such Trade Rights which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would be materially adverse to the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and its subsidiaries, taken as a whole.

          (xix) The Company has filed all tax returns required to be filed and has paid all taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any tax returns which the Company is contesting in good faith or which are not material to the Company and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could be expected to have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

          (xx) This Agreement has been duly executed and delivered by the Company.

          (xxi) A registration statement relating to the Common Stock has been declared effective by the Commission pursuant to the Exchange Act and the Common Stock is duly registered thereunder. The Shares have been authorized for trading on the Nasdaq Stock Market, subject to notice of issuance or sale, as the case may be.

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

          (xxii) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (xxiii) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times either registered under the Act or exempt from the registration requirements of the Act and were duly registered with, or the subject of an available exemption from, the registration requirements of the applicable state securities or Blue Sky laws.

          (xxiv) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company.

          (xxv) Except as disclosed in the Registration Statement and the Prospectus, no transaction has occurred between or among the Company, on the one hand, and any of its officers or directors or any affiliate or affiliates of any such officer or director, on the other hand, that is required to be so disclosed, including, but not limited to, any outstanding loans, advances or guaranties of indebtedness by the Company to or for the benefit of any affiliates of the Company, or any of the officers or directors of the Company, or any family member of any of them.

          (xxvi) The Company has not, directly or indirectly, at any time (A) made any contributions to any candidate for foreign political office, or if made, failed to disclose fully any such contribution made in violation of law, or (B) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

          (xxvii) The Company and each of its subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (xxviii) The Company has filed all documents and reports required to be filed with the Commission under the Exchange Act. Such documents or reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents or reports contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (xxix) There are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock except as disclosed in the Prospectus and the holders of such registration rights who are not Selling Stockholders have waived such rights with respect to the offering being made by the Prospectus.

     (b)  Representations, Warranties and Covenants of the Selling Stockholders.

          (i) The Pritzker Foundation represents and warrants and agrees with the Company and the Underwriters that:

               (A) Such Selling Stockholder is the sole legal and beneficial owner of and has good and valid title to the Shares proposed to be sold by such Selling Stockholder hereunder and has full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, security interests, claims, liens, encumbrances, community property rights or adverse interests of any nature; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid and marketable title thereto, free and clear of all voting trust arrangements, security interests, claims, liens, encumbrances, property rights or adverse interests of any nature.

               (B) The execution and delivery of this Agreement and the Pricing Agreement, the consummation of the transactions contemplated herein and in the Registration Statement and compliance with the terms of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not result in any violation of the Articles of Incorporation or by-laws of the Selling Stockholder or any of its subsidiaries, and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, encumbrance or restriction of any kind upon any property or assets of the Selling Stockholder or any of its subsidiaries under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Selling Stockholder or any of its subsidiaries is a party or by which the Selling Stockholder or any of its subsidiaries, or any of their respective properties, is bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its subsidiaries or any of their respective properties. No approval, authorization or consent of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Selling Stockholder or any of its subsidiaries is required in connection with the sale of the Shares by such Selling Stockholder to the Underwriters, execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except such as may be required under the Act, state securities or Blue Sky laws or from the clearance of the offering with the National Association of Securities Dealers, Inc. (the "NASD").

               (C) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

               (D) The statements in the sections captioned "Prospectus Summary," "Certain Transactions," and "Selling Stockholders" included or incorporated by reference in each Preliminary Prospectus, solely insofar as they relate to such Selling Stockholder, as of the date of such Preliminary Prospectus, have conformed in all material respects with the requirements of the Act and, as of its date, have not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and the Registration Statement at the time of effectiveness, and at all times subsequent thereto, (x) the statements, in the sections captioned "Prospectus Summary," "Selling Stockholders" and "Certain Transactions" included or incorporated by reference in the Registration Statement and the Prospectus and any amendments or supplements thereto, solely insofar as they relate to such Selling Stockholder, and the Registration Statement and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the Act and in all material respects conformed or will in all material respects conform to the requirements of the Act, and (y) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, solely insofar as it relates to such statements in the sections captioned "Prospectus Summary," "Selling Stockholders" and "Certain Transactions" with respect to such Selling Stockholder, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that neither clause (x) nor (y) shall have any affect if information has been given by such Selling Stockholder to the Company and the Representatives in writing which would eliminate or remedy any such untrue statement or omission.

               (E) Such Selling Stockholder and its affiliates agree with the Company and the Underwriters not to sell, contract to sell or otherwise dispose of any Common Stock or rights to purchase Common Stock for a period of 120 days after the date of the Pricing Agreement without the prior written consent from the Representatives.

               (F) In order to document the Underwriter's compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or on the Closing Date, as hereinafter defined, a properly completed and executed United States Treasury Department Form W-8 or Form W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

          (ii) Each [Individual] Selling Stockholder severally represents and warrants and agrees with the Company and the Underwriters that:

               (A) Such Selling Stockholder is the sole legal and beneficial owner of and has good and valid title to the Shares proposed to be sold by such Selling Stockholder hereunder and has full right, power, capacity and authority to enter into this Agreement, the Pricing Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, security interests, claims, liens, encumbrances, community property rights or adverse interests of any nature; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid and marketable title thereto, free and clear of all voting trust arrangements, security interests, claims, liens, encumbrances, property rights or adverse interests of any nature.

               (B) The execution and delivery of this Agreement, the Pricing Agreement, the Power of Attorney and the Custody Agreement, the consummation of the transactions contemplated herein and in the Registration Statement and compliance with the terms of this Agreement, the Pricing Agreement, the Power of Attorney and the Custody Agreement and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, encumbrance or restriction of any kind upon any property or assets of the Selling Stockholder under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder, or any of his properties, is bound, or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of his properties. No approval, authorization or consent of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Selling Stockholder is required in connection with the sale of the Shares to the Underwriter, execution and delivery of this Agreement, the Pricing Agreement, the Power of Attorney and the Custody Agreement or the consummation of the transactions contemplated herein or therein, except such as may be required under the Act, state securities or Blue Sky laws or from the clearance of the offering with the NASD.

               (C) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

               (D) Such Selling Stockholder has executed and delivered a Power of Attorney ("Power of Attorney") among the Selling Stockholder and ______________[, _________________, and _________________] (the
          "Agents"), naming the Agents as such Selling Stockholder's attorneys-in-fact (and, by the execution by any Agent of this Agreement, such agent hereby represents and warrants that he has been duly appointed an attorney-in-fact by the Selling Stockholders pursuant to the Power of Attorney) for the purpose of entering into and carrying out this Agreement and the Pricing Agreement, and the Power of Attorney has been duly executed by such Selling Stockholder and a copy thereof has been delivered to you.

               (E) Such Selling Stockholder further represents and warrants and agrees that such Selling Stockholder has deposited in custody, under a Custody Agreement ("Custody Agreement") with ________________________, as custodian ("Custodian"), certificates in negotiable form for the Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Stockholders, that the arrangements made for such custody, and the appointment of the Agents pursuant to the Power of Attorney, are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder and under the Power of Attorney and the Custody Agreement shall not be terminated except as provided in this Agreement, the Power of Attorney or the Custody Agreement by any act of such Selling Stockholder, by operation of law, whether, in the case of an individual Selling Stockholder, by the death or incapacity of such Selling Stockholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership or corporation, by the dissolution, winding-up or other event affecting the legal life of such entity, or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated, or any such trust, estate, partnership or corporation should be terminated, or if any other event should occur before the delivery of the Shares hereunder, the documents evidencing Shares then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. Each Agent has been authorized by such Selling Stockholder to execute and deliver this Agreement and the Pricing Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Shares to be sold by such Selling Stockholder against delivery thereof and to otherwise act on behalf of such Selling Stockholder. The Custody Agreement has been duly executed by such Selling Stockholder and a copy thereof has been delivered to you.

               (F) The statements in the sections captioned "Prospectus Summary," "Selling Stockholders" and "Certain Transactions," included or incorporated by reference in each Preliminary Prospectus solely insofar as they relate to such Selling Stockholder, as of the date of such Preliminary Prospectus, have conformed in all material respects with the requirements of the Act and, as of its date, have not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and the Registration Statement at the time of effectiveness, and at all times subsequent thereto, (A) the statements in the sections captioned "Prospectus Summary," "Selling Stockholders" and "Certain Transactions" in the Registration Statement and the Prospectus and any amendments or supplements thereto, solely insofar as they relate to such Selling Stockholder, and the Registration Statement and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the Act and in all material respects conformed or will in all material respects conform to the requirements of the Act, and
          (B) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, solely insofar as it relates to such statements in the sections captioned "Prospectus Summary," "Selling Stockholders" and "Certain Transactions" with respect to such Selling Stockholder, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that neither clause (A) nor (B) shall have any affect if information has been given by such Selling Stockholder to the Company and the Representatives in writing which would eliminate or remedy any such untrue statement or omission.

               (G) Such Selling Stockholder agrees with the Company and the Underwriters not to sell, contract to sell or otherwise dispose of any Common Stock or rights to purchase Common Stock for a period of 120 days after the date of the Pricing Agreement without the prior written consent from the Representatives.

               (H) In order to document the Underwriter's compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or on the Closing Date, as hereinafter defined, a properly completed and executed United States Treasury Department Form W-8 or Form W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

     Section 2.  Agreement to Sell and Purchase.

     (a) Subject to such adjustments to eliminate any fractional share sales or purchases as the Representatives in their discretion may make, (i) the Company hereby agrees to issue and sell to the Underwriters an aggregate of 1,500,000 Firm Shares, (ii) the Selling Stockholders hereby agree, severally and not jointly, to sell to the Underwriters in the respective amounts set forth in
Schedule II hereto, an aggregate of 4,011,076 Firm Shares, and (iii) on the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from (A) the Company and the Selling Stockholders, at the purchase price per Share set forth in the Pricing Agreement (the "Purchase Price per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as such Underwriter shall be obligated to purchase pursuant to the provisions of Section 9 hereof) and (B) the Selling Stockholders the number of Firm Shares set further opposite the name of such Selling Stockholder in Schedule II hereto.

     (b) The Company agrees to sell to the Underwriters and, on the basis of the representations, warranties and agreements of the Company and the Selling Stockholders set forth herein and subject to the terms and conditions set forth herein, the Underwriters shall have the right to purchase, severally and not jointly, from the Company up to 800,000 Additional Shares, at the Purchase Price per Share upon delivery to the Company of the notice hereinafter referred to. Such Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company and the Stockholders, the number of Additional Shares (subject to such adjustments to eliminate fractional Shares as the Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite such Underwriter's name in Schedule I (or such number of Firm Shares increased pursuant to the terms set forth in Section 9 hereof) bears to the total number of Firm Shares.

     Section 3.  Delivery of the Shares and Payment Therefor.

     (a) Delivery to the Underwriters of the Firm Shares shall be made against payment therefor at 9:00 a.m., Chicago, Illinois time, on the third full business day following the date of the Pricing Agreement (the "Closing Date") at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois. The place of the Closing and the Closing Date may be varied by agreement among the Representatives and the Company.

     (b) Delivery to the Underwriters of any Additional Shares to be purchased by the several Underwriters shall be made in Chicago, Illinois against payment therefor at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in written notice from the Representatives to the Company and the Agents of the determination to purchase a number, specified in said notice, of Additional Shares. Said notice may be given at any time within 30 days after the date of the execution of the Pricing Agreement. The place of the Closing and the Option Closing Date may be varied by agreement among the Representatives and the Company.

     (c) If the Representatives, the Company and the Selling Stockholders have elected to enter into the Pricing Agreement after the Registration Statement is effective, the Purchase Price per Share to be paid by the several Underwriters for the Shares shall be an amount equal to the initial public offering price, less an amount to be determined by agreement between the Representatives, the Selling Stockholders and the Company. The initial public offering price per Share of the Shares shall be a fixed price to be determined by agreement between the Representatives and the Company. The initial public offering price and the Purchase Price per Share, when so determined, shall be set forth in the Pricing Agreement. If such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company, the Selling Stockholders and the Representatives and except as otherwise provided in Section 5 hereof. If the Representatives, the Company and the Selling Stockholders have elected to enter into the Pricing Agreement prior to the Registration Statement becoming effective, the initial public offering price and the Purchase Price per Share to be paid by the several Underwriters for the Shares having each been determined and set forth in the Pricing Agreement, the Company agrees to file an amendment to the Registration Statement and the Prospectus before the Registration Statement becomes effective.

     (d) Certificates for the Firm Shares and for the Additional Shares shall be registered in such names and in such denominations as the Representatives shall request upon at least 48 hours prior notice to the Company, the Selling Stockholders and the Custodian preceding the Closing Date or the Option Closing Date, as the case may be. Such certificates shall be made available to the Representatives at the office of The Depository Trust Company, New York, New York, for inspection and packaging not later than at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and the Additional Shares shall be delivered to the Representatives on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company or the Selling Stockholders, as the case may be, for the respective accounts of the several Underwriters, against payment of the purchase price therefor by wire or other immediately available funds by wire transfer in federal (same day) funds, subject to change by written agreement of the Company and the Representatives. It is understood by the Company and the Selling Stockholders that each of the Underwriters has authorized the Representatives, for its account, to accept delivery of, receipt for and make payment of the purchase price for, the Shares it has agreed to purchase.

     Section 4. Agreements of the Company. The Company covenants and agrees with the several Underwriters that:

          (a) The Company will endeavor to cause the Registration Statement to become effective and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, and of the filing of any final prospectus or supplement or amendment to the Prospectus, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or any Preliminary Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplation of any proceeding for such purposes, and (iv) within the period of time referred to in paragraph (f) below, of the happening of any event which makes any statement made in the Registration Statement or Prospectus (as then amended or supplemented) untrue in any material respect or which requires the making of any additions to or changes in the Registration Statement or Prospectus (as then amended or supplemented) in order to make the statements therein not misleading or the necessity to amend or supplement the Prospectus to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company elects to rely on Rule 434 of the Act, the Company will prepare a Term Sheet that complies with the requirements of Rule 434 of the Act and will provide the Representatives with copies of the form of Rule 434 Prospectus in such numbers as you may reasonably request and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the Act in accordance with Rule 424(b) of the Act by the close of business in Chicago on the business day immediately succeeding the date hereof. If the Company elects not to rely on Rule 434, the Company will provide you with copies of the form of Prospectus in such numbers as you may reasonably request and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the Act, by the close of business in Chicago on the business day immediately succeeding the date hereof.

          (b) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the Act, then promptly following the execution of the Pricing Agreement, the Company will prepare and file with the Commission, in accordance with Rule 430A and Rule 424(b) under the Act, copies of an amended Prospectus, or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

          (c) Neither the Company nor any of its subsidiaries will, prior to the earlier of the Option Closing Date or termination or expiration of the related option, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated in the Prospectus.

          (d) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Representatives shall not previously have been advised or to which the Representatives shall promptly after being so advised reasonably object in writing.

          (e) Prior to the effective date of the Registration Statement, the Company has delivered or will deliver to each of the Underwriters, without charge, copies of each form of Preliminary Prospectus in such quantities as they have reasonably requested or may hereafter reasonably request. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the effective date of the Registration Statement, of each Preliminary Prospectus so furnished by the Company.

          (f) On the effective date of the Registration Statement and thereafter from time to time during such period as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with offers or sales of the Shares by an Underwriter or a dealer, the Company will deliver to each Underwriter and dealer, without charge, as many copies of the Registration Statement, the Prospectus and each Preliminary Prospectus and the Incorporated Documents (and of any amendment or supplement to such documents) as they may reasonably request. During such period, if any event occurs which in the judgment of the Company, or in the opinion of counsel for the Underwriters, should be set forth in the Prospectus in order to ensure that no part of the Prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances at the time the Prospectus is delivered to a purchaser, not misleading, the Company will forthwith prepare, submit to the Representatives, file with the Commission and deliver, without charge to the several Underwriters and dealers (whose names and addresses will be furnished by the Representatives to the Company) to whom shares have been sold by the Underwriters or to other dealers any amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will comply with the standards set forth in this sentence. The Company consents to the use of such Prospectus (and of any amendments or supplements thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions described in the preliminary Blue Sky memorandum in which the Shares are lawfully offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. In case any Underwriter is required to deliver a Prospectus (and any amendment or supplement thereto) more than nine months after the first date upon which the Shares are offered to the public, the Company will, upon request, but at the expense of such Underwriter, promptly prepare and furnish such Underwriter with reasonable quantities of a Prospectus complying with Section 10(a)(3) of the Act.

          (g) The Company will cooperate with the Representatives and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate, will continue such registrations or qualifications in effect so long as reasonably required for the distribution of the Shares and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that in no event shall the Company be obligated (i) to qualify to do business in any jurisdiction where it is not now so qualified, (ii) to file any general consent to service of process, or (iii) take any action that would subject it to income taxation in any jurisdiction where it is not so qualified.

          (h)  For a period of five years after the date of the Pricing
     Agreement:

               (i) the Company will furnish to the Representatives (A) as soon as available, a copy of each report of the Company of general interest mailed to any class of its security holders (B) copies of all annual reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K and any amendment thereto or such other similar forms as may be designated by the Commission and (C) from time to time, such other information concerning the Company as the Representatives may reasonably request;

               (ii) if at any time during such five year period, the Company shall cease filing with the Commission the annual reports and current reports on Forms 10-K, 10-Q and 8-K or other similar forms referred to in clause (i) above, the Company will forward to its stockholders generally and the Representatives and upon request to each of the other Underwriters (A) as soon as practicable after the end of each fiscal year, copies of a balance sheet and statements of income and retained earnings of the Company as of the end of and for such fiscal year, certified by independent public accountants, and (B) as soon as practicable after the end of each quarterly fiscal period, except for the last quarterly fiscal period in each fiscal year, a summary statement (which need not be certified) of income and retained earnings of the Company for such period, which shall also be made publicly available; and

               (iii) the Company will furnish to the Representatives and to the NASD, and by issuance of a press release, on the date of declaration, notice of all dividends, including the amount and medium of payment, the record date (which shall be not less than ten days subsequent to the declaration date) and the payment date (which shall be not less than ten days subsequent to the record date).

          (i) The Company will make generally available to its security holders an earnings statement of the Company, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including Rule 158).

          (j) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than by notice given by the Representatives' termination of this Agreement pursuant to Section 10 hereof), or if this Agreement shall be terminated by the several Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) reasonably incurred by them in connection herewith but without any further obligation of the Company for lost profits or otherwise. If this Agreement is terminated pursuant to Section 10 hereof, the several Underwriters shall themselves bear any such out-of-pocket expenses incurred by them.

          (k) The Company will not sell, contract to sell or otherwise dispose of any Common Stock or rights to purchase Common Stock (other than in connection with any acquisition and the granting of employee stock options in the ordinary course of business) for a period of 120 days after the date of the Pricing Agreement without the prior written consent of ABN AMRO Incorporated. The Company will also obtain similar agreements from each of its executive officers and directors.

     Section 5. Payment of Expenses. The Company will pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance by it of its obligations under this Agreement and the Pricing Agreement, including, without limiting the generality of the foregoing, (a) preparation, printing, filing and distribution (including postage, air freight charges and charges for counting and packaging) of the original registration statement, the Registration Statement, each Preliminary Prospectus, the Prospectus (including any Incorporated Documents, exhibits and financial statements and any Term Sheet delivered by the Company pursuant to Rule 434 of the Act), each amendment and/or supplement to any of the foregoing, and this Agreement, the Pricing Agreement, the Agreement Among Underwriters, Selected Dealers Agreement, Powers of Attorney and Underwriters' Powers of Attorney and Questionnaires, (b) furnishing to the several Underwriters and dealers copies of the foregoing materials (provided, however, that any such copies furnished by the Company more than nine months after the first date upon which the Shares are offered to the public shall be at the expense of the several Underwriters or dealers so requesting as provided in Section 4(f) above), (c) the registrations or qualifications referred to in Section 4(g) above (including filing fees and fees and disbursements of counsel in connection therewith) and expenses of printing and delivering to the several Underwriters copies of the preliminary and final Blue Sky memoranda, (d) the review of the terms of the public offering of the Shares by the NASD (including the filing fees paid to the NASD in connection therewith) and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (e) the performance by the Company and each of the Selling Stockholders of its other obligations under this Agreement, including the fees of the Company's and, if applicable, each Selling Stockholder's counsel and accountants, (f) the issuance of the Shares and the preparation and printing of the stock certificates representing the Shares, including any stamp taxes payable in connection with the original issuance of the Shares, but excluding the transfer taxes, if any, with respect to the sale and delivery of the Shares to the

Underwriters, which shall be paid by the Selling Stockholders, and (g) furnishing to the several Underwriters copies of all reports and information required by Section 4(h) above, including reasonable costs of shipping and mailing.

     Section 6. Conditions of the Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

          (a) That the Registration Statement shall have become effective not later than 1:00 p.m., Chicago time, on the first full business day after the date of this Agreement, or at such later date and time as shall be consented to in writing by the Representatives, and, if the Representatives and the Company have elected to rely upon Rule 430A, the price of the Shares and any price-related or other information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period, and, if the Representatives and the Company have elected to rely upon a Term Sheet, such Term Sheet shall have been transmitted to the Commission for filing pursuant to Rule 434 and Rule 424(b) within the prescribed time period, and on or prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or the Selling Stockholders, shall be contemplated by the Commission and there shall not have come to the attention of the Representatives any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to purchasers of the Shares, contained any untrue statement of material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which there were made, not misleading.

          (b) That subsequent to the effective date of the Registration Statement, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries not contemplated by the Prospectus, which, in the Representatives' opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Shares or make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares, as contemplated herein and in the Prospectus, or to attempt to enforce contracts for the purchase of Shares, and (ii) the business and operations of the Company shall not have been adversely affected by strike, fire, flood, accident or other calamity (whether or not insured).

          (c) The Representatives shall have received from Friday, Eldredge & Clark, counsel for the Company, a favorable opinion dated the Closing Date and satisfactory to the Representatives and the Underwriters' counsel to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement. The Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

               (ii) An opinion to the same general effect as clause (i) of this subparagraph (c) in respect of each direct and indirect subsidiary of the Company.

               (iii) All of the issued and outstanding capital stock of the subsidiaries of the Company has been duly authorized and validly issued and is fully paid and non-assessable and, with the exception of Acxiom CDC, Inc., the Company owns directly or indirectly 100 percent of the outstanding capital stock of each subsidiary and, to the best knowledge of such counsel, such stock is owned free and clear of any security interests, claims, liens, encumbrances or adverse interests of any nature.

               (iv) The issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable and free of preemptive rights, except as set forth in the Prospectus.

               (v) The authorized capitalization of the Company consists entirely of 200,000,000 shares of Common Stock, of which ________ were issued and outstanding on the date of the Prospectus and 1,000,000 shares of Preferred Stock, par value $1.00 per share, of which no shares were issued and outstanding on the date of the Prospectus, and all of which conforms to the description thereof in the Registration Statement and the Prospectus.

               (vi) The certificates for the Shares to be delivered hereunder are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to the Representatives against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights, except as set forth in the Prospectus, and, to the knowledge of such counsel, will be free of any security interest, claim, lien, encumbrance or adverse interest of any nature, or rights of first refusal in favor of, stockholders with respect to any of the Shares or the issuance or sale thereof, pursuant to the Certificate of Incorporation or by-laws of the Company and, to such counsel's knowledge, except as disclosed in the Prospectus, there are no contractual preemptive rights, rights of first refusal, rights of co-sale or other similar rights which exist with respect to any of the Shares or the issuance and sale thereof; and the Shares to be sold hereunder have been duly and validly authorized and qualified for inclusion on the Nasdaq Stock Market, subject to notice of issuance.

               (vii) This Agreement and the Pricing Agreement have been duly and validly authorized, executed and delivered by the Company and are legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity, and except that such counsel need express no opinion as to those provisions relating to indemnities for liabilities under the Act.

               (viii) No authorization, approval, order or consent of any governmental authority or agency is required for the valid issuance and sale of the Shares, except such as may be required under the Act or state securities laws as to which such counsel need express no opinion.

               (ix) The execution, delivery and performance of this Agreement and the Pricing Agreement by the Company, the issue and sale of the Shares, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach of any of the provisions of, or constitute a default under (A) the Company's Certificate of Incorporation or by-laws or any agreement, franchise, license, indenture, mortgage, deed of trust or other instrument or agreement known to such counsel to which the Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries is bound or to which any of their respective properties is subject or
          (B) so far as known to such counsel, any statute, order, rule or regulation applicable to the Company or any of its subsidiaries of any court or other governmental authority or body having jurisdiction over the Company or any of its subsidiaries or any of its properties.

               (x) All documents incorporated by reference in the Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act; and such counsel has no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; such counsel need express no opinion as to the financial statements or other financial or statistical data contained in any such document.

               (xi) The Registration Statement has become effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

               (xii) The Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable) as amended or supplemented (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein as to which such counsel need express no opinion) and the Prospectus and any supplements or amendments thereto (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules of the Commission thereunder and nothing has come to the attention of such counsel that would cause such counsel to believe that the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable) as amended or supplemented (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein as to which such counsel need express no opinion) at the time it became effective, at the time the Pricing Agreement was executed and at the Closing Date, contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of its date, the Prospectus or any amendment or supplement thereto (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein as to which such counsel need express no opinion) included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the extent applicable, the Rule 434 Prospectus conforms to the requirements of Rule 434 of the Act.

               (xiii) The statements in the Prospectus and the documents incorporated by reference therein in the sections captioned "Risk Factors," "Business," "Certain Transactions" and "Executive Compensation" in each case insofar as such statements reflect a summary of the material legal matters or the documents referred to therein, fairly and accurately present the information called for by the Act and the applicable rules and regulations promulgated thereunder.

               (xiv) To the knowledge of such counsel there are no statutes or regulations, provisions of the Delaware General Corporation Law, as amended, or any pending or threatened litigation or governmental proceedings against the Company required to be described in the Prospectus which are not so described, nor of any contracts or documents of a character required to be described in or filed as a part of the Registration Statement which are not described or filed as required.

               (xv) To such counsel's knowledge, except as disclosed in the Prospectus, no person has the right, contractual or otherwise, to cause the

          Company to register pursuant to the Act any shares of capital stock of the Company, upon the issuance and sale of the Shares to be sold by the Company and the Selling Stockholders to the Underwriters pursuant to this Agreement.

               (xvi) Neither the Company nor any of its subsidiaries is an "investment company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act.

               (xvii) To such counsel's knowledge, all offers and sales of the Company's and each of its subsidiaries capital stock prior to the date hereof were at all relevant times were either registered pursuant to the Act or exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

          In rendering such opinion, such counsel may state that they are relying upon the certificate of the Selling Stockholders and of officers of the Company and the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their opinion under clause (xii) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company's representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of such opinions or certificates are to be attached to the opinion unless such opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives otherwise.

          (d) The Representatives shall have received from Neal, Gerber & Eisenberg, counsel for the Pritzker Foundation, a favorable opinion dated the Closing Date and satisfactory to the Representatives and the Underwriters' counsel to the effect that:

               (i) With respect to such Selling Stockholder, this Agreement and the Pricing Agreement have been duly authorized, executed and delivered by or on behalf of each such Selling Stockholder; the officers of each such Selling Stockholder have been duly and validly authorized to carry out all transactions contemplated herein on behalf of each such Selling Stockholder; and the execution and performance of this Agreement and the Pricing Agreement, the sale and transfer of the Shares by such Selling Stockholder and the consummation of the transactions contemplated herein by such Selling Stockholder will not contravene, conflict with any of the provisions of, or result in a breach or default under, the Articles of Incorporation and by-laws of each such Selling Stockholder or any of its subsidiaries, any agreement, franchise, license, indenture, mortgage, deed of trust or other agreement or instrument known to such counsel to which any of such Selling Stockholders or any of its subsidiaries is a party or by which any are bound or to which any of the property of such Selling Stockholders or any of its subsidiaries is subject, nor will such actions violate any order, rule or regulation known to such counsel of any court or regulatory or governmental body having jurisdiction over any of such Selling Stockholders or any of its respective properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the Pricing Agreement or the sale of Shares to be sold by such Selling Stockholders hereunder, except such as may be required under the Act or state securities laws as to which counsel need express no opinion;

               (ii) Each Selling Stockholder has full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, transfer and deliver the Shares to be sold on the Closing Date or the Option Closing Date, as the case may be, by such Selling Stockholder hereunder; upon registration in the name of the Underwriters of such Shares to be sold by such Selling Stockholder hereunder, the Underwriters (who counsel may assume to be bona fide purchasers) will acquire valid title to such Shares so sold, free and clear of all voting trust arrangements, security interests, claims, liens, encumbrances, community property rights or any adverse interests of any nature imposed on such Shares by such Selling Stockholder or the Company.

               (iii) This Agreement and the Pricing Agreement are legal, valid and binding agreements of each Selling Stockholder except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity, and except that such counsel need express no opinion to those provisions relating to indemnities for liabilities arising under the Act.

          (e) The Representatives shall have received from _________________, counsel for the [Individual] Selling Stockholder, a favorable opinion dated the Closing Date and satisfactory to the Representatives and the Underwriters' counsel to the effect that:

               (i) With respect to each Selling Stockholder, this Agreement, the Pricing Agreement, the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of each such Selling Stockholder; the Agents and the Custodian for each such Selling Stockholder have been duly and validly authorized to carry out all transactions contemplated herein on behalf of each such Selling Stockholder; and the execution and performance of this Agreement and the Pricing Agreement, the sale and transfer of the Shares by such Selling Stockholder and the consummation of the transactions contemplated herein by such Selling Stockholder will not contravene, conflict with any of the provisions of, or result in a breach or default under, any agreement, franchise, license, indenture, mortgage, deed of trust or other agreement or instrument known to such counsel to which any of such Selling Stockholders is a party or by which any are bound or to which any of the property of such Selling Stockholders is subject, nor will such actions violate any order, rule or regulation known to such counsel of any court or regulatory or governmental body having jurisdiction over any of such Selling Stockholders or any of their properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement, the Pricing Agreement, the Power of Attorney and the Custody Agreement or the sale of Shares to be sold by such Selling Stockholders hereunder, except such as may be required under the Act or state securities laws as to which counsel need express no opinion;

               (ii) Each Selling Stockholder has full right, power, capacity and authority to enter into this Agreement, the Pricing Agreement, the Power of Attorney and the Custody Agreement and to sell, transfer and deliver the Shares to be sold on the Closing Date or the Option Closing Date, as the case may be, by such Selling Stockholder hereunder; upon registration in the name of the Underwriters of such Shares to be sold by such Selling Stockholder hereunder, the Underwriters (who counsel may assume to be bona fide purchasers) will acquire valid title to such Shares so sold, free and clear of all voting trust arrangements, security interests, claims, liens, encumbrances, community property rights or any adverse interests of any nature imposed on such Shares by such Selling Stockholder or the Company.

               (iii) This Agreement and the Pricing Agreement are legal, valid and binding agreements of each Selling Stockholder except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity, and except that such counsel need express no opinion to those provisions relating to indemnities for liabilities arising under the Act.

               (iv) The Power of Attorney and Custody Agreement have been duly executed and delivered by each Selling Stockholder and constitute valid and binding agreements of each such Selling Stockholder in accordance with their terms.

          (f) That the Representatives shall have received on the Closing Date a favorable opinion dated the Closing Date from McDermott, Will & Emery, counsel for the Underwriters, as to such matters as the Representatives may reasonably require.

          (g) That the Representatives shall have received letters addressed to the Representatives and dated the date hereof and the Closing Date from each of KPMG LLP and PricewaterhouseCoopers LLP, who have been or are currently independent public accountants for the Company or one of its subsidiaries, to the effect set forth in Schedule III(a) and III(b), respectively. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

          (h) That (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short or long-term debt of the Company from that set forth or contemplated in the Registration Statement; (iii) there shall not have been, since the respective dates as to which information is given in the Registration Statement and the Prospectus, except as may otherwise be set forth or contemplated in the Registration Statement and the Prospectus, any material adverse change in the financial condition or results of operations of the Company; (iv) the Company shall not have incurred any material liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), other than those reflected in the Registration Statement, and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and the Closing Date as if made on and as of each such date, and the Representatives shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the principal financial officer (or such other officers as are acceptable to the Representatives) to the effect set forth in this Section 6(h) and in Section 6(i) hereof.

          (i) That the Company shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (j) Within 24 hours after the Registration Statement becomes effective, or within such longer period as to which the Representatives shall have consented, the Shares shall have been qualified for sale or exempted from such qualification under the securities laws of such jurisdictions as the Representatives shall have designated prior to the time of execution of the Pricing Agreement and such qualification or exemption shall continue in effect to and including the Closing Date.

          (k) That the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on and as of the date hereof and the Closing Date as if made on and as of each such date, and the Representatives shall have received a certificate, dated the Closing Date, to the effect set forth in this Section 6(k).

          (l)  That the Representatives shall have received from Trans Union
     LLC a letter agreeing that neither Trans Union LLC nor any of its affiliates shall sell or otherwise dispose of any Common Stock or rights to purchase Common Stock for a period of 120 days after the date of the Pricing Agreement without the prior written consent of ABN AMRO Incorporated.

          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Option Closing Date of the conditions set forth in paragraphs (a) through (l); except that the opinions called for in paragraphs (c) and (f) shall be revised to reflect the sale of Additional Shares and shall be dated the Option Closing Date, if different from the Closing Date.

     Section 7.  Indemnification and Contribution.

     (a) The Company and each of the Selling Stockholders, severally in proportion to the number of Firm Shares to be sold by such Selling Stockholder, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, whatsoever (including any investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which such Underwriter, or such controlling person may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Registration Statement or the Prospectus or in any amendment or supplement thereto or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or allegation thereof which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; provided, however, that the indemnification contained in this paragraph with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) with respect to any action or claim arising from the sale of the Shares by such Underwriter brought by any person who purchased Shares from such Underwriter if (i) a copy of the Prospectus (as amended or supplemented if any amendments or supplements thereto shall have been furnished to the Underwriter prior to the written confirmation of the sale involved) shall not have been given or sent to such person by or on behalf of the Underwriter with or prior to the written confirmation of the sale involved and (ii) the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid). Notwithstanding the foregoing, the liability of each Selling Stockholder under this Section 7(a) shall be limited to an amount equal to such Selling Stockholder's proceeds (net of any underwriting discounts) from the public offering of the Shares. In addition, each Selling Stockholder shall not be liable under this Section 7(a) except to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder (in such capacity) expressly for use therein.

     (b) If any action or claim shall be brought against any Underwriter or any person controlling such Underwriter, in respect of which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses.

Any Underwriter or any such person controlling such Underwriter shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person and shall be reimbursed as they are incurred unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded party) included such Underwriter or controlling person and the Company and such Underwriter or controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company and which may also result in a conflict of interest (in which case if such Underwriter or controlling person notifies the Company, the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representatives). The Company shall not be liable for any settlement or any such action effected without the written consent of the Company, but if settled with the written consent of the Company, or if there shall be a final judgment for the plaintiff in any such action and the time for filing all appeals has expired, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement or judgment.

     (c) Each Underwriter will severally indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each Selling Stockholder, and any person controlling the Company within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing to the Company by or on behalf of such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus. If any action or claim shall be brought or asserted against the Company, any of its directors, any such officer, any such Selling Stockholder, or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company pursuant to Section 7(b) hereof (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officer, any such Selling Stockholder, and any such controlling person shall have the rights and duties given to the Underwriters by Section 7(b) hereof.

     (d) (i) If the indemnification provided for in this Section 7 is unavailable as a matter of law to any indemnified party under this Section 7 in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the

Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion in the case of the Company and the Selling Stockholders, as the total price paid to the Company and the Selling Stockholders for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and the Selling Stockholders and received by the Underwriters as underwriting discount, in each case as contemplated by the Prospectus. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in this Section shall be deemed to include, subject to the limitations set forth in this Section, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

          (ii) The Company, the Selling Stockholders and the Underwriters agree that the determination of contribution pursuant to this Section based on pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph would not be just and equitable (even if the several Underwriters were treated as one entity for such purpose). Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

     (e) The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company or its directors or officers or any Selling Stockholder, (or any person controlling the Company or any Selling Stockholder), (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor or assign of an Underwriter, the Company or its directors or officers, and their legal and personal representatives (or of any person controlling an Underwriter, the Company or any Selling Stockholder) shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

     Section 8. Effective Date of Agreement. This Agreement shall become effective upon execution and delivery of this Agreement by the parties hereto.

     Section 9. Default of Underwriters.

     (a) If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they have agreed to purchase under this Agreement and the Pricing Agreement and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Representatives may specify in accordance with the Agreement Among Underwriters to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

     (b) Any notice under this Section 9 may be made by telecopy or telephone but shall be subsequently confirmed by letter.

     Section 10. Termination of Agreement. This Agreement and the Pricing Agreement shall be subject to termination by notice given by you to the Company and the Selling Stockholders, if (a) after the execution and delivery of this Agreement and the Pricing Agreement and prior to the Closing Date (and with respect to the Additional Shares, the Option Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York or in Chicago shall have been declared by either Federal, New York or Illinois State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. Notice of such cancellation shall be given to the Company and the Selling Stockholders by telecopy or telephone but shall be subsequently confirmed by letter.

     Section 11. Reimbursement of Underwriters' Expenses. If the sale to the Underwriters of the Shares on the Closing Date is not consummated because any condition to the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company and the Selling Stockholders agree to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 5 and Section 7 shall at all times be effective and shall apply.

     Section 12. Notices. Except as otherwise provided in Sections 9 and 10 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (a) if to the Company, at the office of the Company at Acxiom Plaza, 1 Information Way, Little Rock, Arkansas 72202,
Attention: Ms. Catherine L. Hughes, Esq., with a copy to Friday, Eldredge & Clark, 400 West Capitol Avenue, Suite 2000, Little Rock, Arkansas 72201-3493,
Attention: Paul B. Benham or (b) if to the Representatives, at the offices of ABN AMRO Incorporated, 208 South LaSalle Street, 4th Floor, Chicago, Illinois 60604, Attention: Corporate Finance Department, with a copy to McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606, Attention: Thomas J. Murphy, P.C., (c) if to the Pritzker Foundation at the office of Marmon Group, 225 West Washington Street, Chicago, Illinois 60606, Attention: Robert Webb, with a copy to Neal, Gerber & Eisenberg, Two North LaSalle Street, Chicago, Illinois 60602, Attention: Ross Emmerman or (d) if to the [Individual] Selling Stockholders, to the Agents and the Custodian at such address as they have previously furnished to the Company and the Representatives, with a copy to _________________, Attention: _____________ or in any case to such other address as the person to be notified may have requested in writing.

     Section 13. Successors. The Agreement and the Pricing Agreement are made solely for the benefit of the several Underwriters, the Company, their directors and officers and other controlling persons referred to in Section 7 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or the Pricing Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser from any of the several Underwriters of any of the Shares in his status as such purchaser.

     Section 14. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the purchase, offering and sale of the Shares, and any action taken by the Representatives will be binding upon all the Underwriters.

     Section 15. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

     Section 16. Applicable Law. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     Section 17. Counterparts. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                     *                *                 *

     Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                 Very truly yours,

                                 ACXIOM CORPORATION

                                 By: _________________________________________
                                 Name:
                                 Title:


                                 PRITZKER FOUNDATION


                                 By: _________________________________________
                                 Name:
                                 Title:

                                 [INDIVIDUAL SELLING STOCKHOLDERS], listed on
                                 Schedule II to the Underwriting Agreement


                                 By: _________________________________________
                                       Agent and Attorney-in-Fact

Accepted and delivered as of
the date first written above.

ABN AMRO INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
SALOMON SMITH BARNEY INC.
WILLIAM BLAIR & COMPANY, L.L.C.
PAINEWEBBER INCORPORATED
ROBERT W. BAIRD & CO. INCORPORATED
STEPHENS INC.
Acting as Representatives of
the Several Underwriters named
in Schedule I hereto.

By:  ABN AMRO Incorporated

By: _________________________________
Name:
     Title:

                              ACXIOM CORPORATION


                                  SCHEDULE I

                                 Underwriters
                                 ------------


Name                                                          Firm Shares
----                                                          -----------
ABN AMRO Incorporated.........................................

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated......................................

Salomon Smith Barney Inc......................................

William Blair & Company, L.L.C................................

PaineWebber Incorporated......................................

Robert W. Baird & Co. Incorporated............................

Stephens Inc..................................................

       TOTAL..................................................  5,511,076
                                                                =========

                              ACXIOM CORPORATION


                                  SCHEDULE II

                             Selling Stockholders
                             --------------------


                                                            Number of
                                                           Firm Shares
Name                                                       to be sold
----                                                       -----------



     TOTAL................................................ ___________

                              ACXIOM CORPORATION

                                SCHEDULE III(A)

                          Comfort Letter of KPMG LLP

                               [TO BE COMPLETED]

                              ACXIOM CORPORATION

                                SCHEDULE III(B)

                 Comfort Letter of PricewaterhouseCoopers LLP

                               [TO BE COMPLETED]

                                   EXHIBIT A


                               __________ Shares/2/



                              Acxiom Corporation

                                 Common Stock

                               PRICING AGREEMENT
                               -----------------



                               __________, 1999



ABN AMRO Incorporated
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Salomon Smith Barney Inc.
William Blair & Company, L.L.C.
PaineWebber Incorporated
Robert W. Baird & Co. Incorporated
Stephens Inc.
Individually and as Representatives of the Several Underwriters Named in Schedule I to the Underwriting Agreement
c/o ABN AMRO Incorporated
208 South LaSalle Street
4th Floor
Chicago, Illinois 60604

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement, dated _______ __, 1999 (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule II thereto (collectively, the "Underwriters"), for whom you are acting individually and as representatives (the "Representatives"), of the above referenced Common Stock (the "Shares") of Acxiom Corporation (the "Company").

     Pursuant to Section 3 of the Underwriting Agreement, the Company agrees with each of the Underwriters as follows:

          1. The initial public offering price per share of the Shares determined as provided in said Section 3 shall be $_______.

          2. The purchase price per share of the Shares to be paid by the several Underwriters shall be $________, being an amount equal to the initial public offering price set forth above, less $_______ per Share.


---------------
  /2/* Plus an option to purchase up to ___________ Additional Shares to cover over-allotments

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.



                                       Very truly yours,

                                       ACXIOM CORPORATION

                                       By:____________________________
                                       Name:
                                       Title:


                                       PRITZKER FOUNDATION

                                       By:____________________________
                                       Name:
                                       Title:

                                       [INDIVIDUAL SELLING STOCKHOLDERS],
                                       listed on Schedule II to the
                                       Underwriting Agreement

                                       By:____________________________
                                           Agent and Attorney-in-Fact

Confirmed and Accepted, as of the date
first above written for themselves and
as Representatives of the other Underwriters named in the Underwriting Agreement:


ABN AMRO Incorporated

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Salomon Smith Barney Inc.
William Blair & Company, L.L.C.
PaineWebber Incorporated
Robert W. Baird & Co. Incorporated
Stephens Inc.

Acting as Representatives of the Several
 Underwriters named in Schedule I to
 the Underwriting Agreement

By:  ABN AMRO Incorporated

By:________________________________